                                                              EXHIBIT 99.906CERT

EXHIBIT 11(b)

SECTION 906 CERTIFICATIONS

                            SECTION 906 CERTIFICATION

     Michael E. Kenneally, Chief Executive Officer, and Michael A. Pignataro, Chief Financial Officer, of Credit Suisse Institutional Fixed Income Fund, Inc. (the "Fund"), each certify to his knowledge that:

(1) The Fund's periodic report on Form N-CSR for the period ended August 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.


   /s/ Michael E. Kenneally                 /s/ Michael A. Pignataro
   ------------------------                 ------------------------
   Michael E. Kenneally                     Michael A. Pignataro
   Chief Executive Officer                  Chief Financial Officer
   November 4, 2004                         November 4, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.

                                        1